EXHIBIT 99.1

A10 Networks, Inc. Reports Record Revenue for Second Quarter 2015

SAN JOSE, Calif., July 30, 2015 -- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its second quarter ended June 30, 2015.

Total revenue for the second quarter grew to $47.5 million, compared with $45.1 million in the second quarter of 2014. On a GAAP basis, A10 Networks reported a net loss for the second quarter 2015 of $10.0 million or $0.16 per share, compared with a net loss of $1.3 million or $0.02 per share in the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $5.3 million or $0.09 per share, compared with a non-GAAP net loss of $5.3 million or $0.09 per share in the second quarter of 2014. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“Our solid second quarter results are a result of A10’s growing business momentum and improved execution across our operations,” said Lee Chen, president and chief executive officer of A10 Networks. “We achieved record revenue of $47.5 million, delivered record enterprise revenue, drove a significant sequential improvement in the bottom-line and generated positive cash flow from operations. The investments we made last year have contributed to a growing pipeline while our security-focused Thunder ADC, CGN and TPS offerings continue to gain traction with new and existing customers. We believe with our strong product portfolio and demonstrated technology capabilities, A10 is well positioned in the market and we look forward to further expanding our reach and advancing our growth strategy.”

Recent Highlights

•
Released a centralized management system for the Thunder ADC and Thunder TPS platforms. aGalaxy leverages the fully programmable policy engine in ACOS to provide strong configuration management, reporting, and real-time traffic analysis.

•
KDDI Corporation has selected A10’s virtual ADC, the A10 vThunder ADC, as its preferred application delivery controller for its corporate cloud infrastructure, KDDI Cloud Platform Service (KCPS). KCPS subscribers can now benefit from vThunder ADC features, including server load balancing, DDoS protection and high density multi-tenancy.

•	Added the vThunder ADC to the Microsoft Azure Marketplace, allowing Azure customers to integrate private and public cloud services with the full feature set of an advanced ADC for the first time.

•
Launched several new Thunder Appliance hardware models offering up to triple the SSL performance and twice the DDoS protection performance over previous generation models, enabling web giants and service providers to secure demanding data center applications and networks.

•
Partnered with cyber security developer ThreatSTOP to deliver the A10 Threat Intelligence Service to protect customer applications with a dynamic, real-time intelligence feed that helps prevent data theft, reduce network load, and minimize attack surface.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its second quarter 2015 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter of 2015 results and outlook for its third quarter of 2015. Open to the public, investors may access the call by dialing +1-719-325-2455 or +1-888-430-8709. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 2693960. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements

This press release contains “forward-looking statements,” including statements regarding our product portfolio and demonstrated technology capabilities driving growth in future periods and being well positioned to expand our reach and executed on our growth strategy. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability for our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual and quarterly reports on file with the SEC. These filings are available on the SEC's website at www.sec.gov and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit a10networks.com and @A10Networks

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Products	$33,331	$34,122	$63,847	$70,539
Services	14,205	11,010	27,706	20,338
Total revenue	47,536	45,132	91,553	90,877
Cost of revenue:
Products	7,909	7,410	14,972	14,837
Services	3,692	2,930	7,415	5,556
Total cost of revenue	11,601	10,340	22,387	20,393
Gross profit	35,935	34,792	69,166	70,484
Operating expenses:
Sales and marketing	24,962	23,975	49,484	45,538
Research and development	13,671	11,869	27,980	23,074
General and administrative	5,703	5,531	13,230	10,894
Litigation expense (benefit)	1,025	(5,859)	1,470	(4,013)
Total operating expenses	45,361	35,516	92,164	75,493
Loss from operations	(9,426)	(724)	(22,998)	(5,009)
Other income (expense), net:
Interest expense	(104)	(125)	(231)	(712)
Interest income and other income (expense), net	(216)	(138)	(189)	(163)
Total other income (expense), net	(320)	(263)	(420)	(875)
Loss before provision for income taxes	(9,746)	(987)	(23,418)	(5,884)
Provision for income taxes	231	309	293	514
Net loss	(9,977)	(1,296)	(23,711)	(6,398)
Accretion of redeemable convertible preferred stock dividend	—	—	—	(1,150)
Net loss attributable to common stockholders	$(9,977)	$(1,296)	$(23,711)	$(7,548)
Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.02)	$(0.38)	$(0.21)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	61,945	59,711	61,690	36,712

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(9,977)	$(1,296)	$(23,711)	$(6,398)
Stock-based compensation	4,005	3,006	8,638	4,776
Litigation and settlement expense (benefit)	686	(6,993)	686	(6,973)
Non-GAAP net loss	$(5,286)	$(5,283)	$(14,387)	$(8,595)
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.09)	$(0.23)	$(0.16)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	61,945	59,711	61,690	55,274

(1) For the six months ended June 30, 2014, the non-GAAP share counts assume preferred stock was outstanding at 12-31-2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted average shares used in computing GAAP net loss per share, basic and diluted	61,945	59,711	61,690	36,712
Preferred stock adjustment	—	—	—	18,562
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1) (2)	61,945	59,711	61,690	55,274

(1) For the six months ended June 30, 2014, the non-GAAP share counts assume preferred stock was outstanding at 12-31-2013 (as-if converted basis)
(2) In connection with our initial public offering in March 2014, we issued 9.0 million shares of common stock and converted all of its outstanding convertible preferred stock into 40.0 million shares of common stock.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$96,197	$91,905
Accounts receivable, net of allowances	46,165	54,003
Inventory	17,653	20,701
Prepaid expenses and other current assets	5,031	4,732
Total current assets	165,046	171,341
Property and equipment, net	9,253	10,780
Other long-term assets	4,484	4,859
Total Assets	$178,783	$186,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,089	$8,994
Accrued liabilities	20,897	22,435
Deferred revenue, current	45,271	39,256
Total current liabilities	72,257	70,685
Deferred revenue, long-term	20,508	17,964
Other long-term liabilities	1,425	1,766
Total Liabilities	94,190	90,415
Stockholders’ Equity
Common stock and additional paid-in capital	290,089	278,350
Accumulated deficits	(205,496)	(181,785)
Total Stockholders' Equity	84,593	96,565
Total Liabilities And Stockholders' Equity	$178,783	$186,980

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(23,711)	$(6,398)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,673	4,738
Stock-based compensation	8,638	4,776
Gain on settlement of contractual liability	—	(6,993)
Other non cash items	273	(61)
Changes in operating assets and liabilities:
Accounts receivable, net	7,723	(2,644)
Inventory	1,861	(4,265)
Prepaid expenses and other assets	44	(2,860)
Accounts payable	(3,048)	2,105
Accrued liabilities	(1,619)	3,632
Accrued litigation expenses	60	(6,119)
Deferred revenue	8,559	4,610
Other	24	(239)
Net cash provided by (used in) operating activities	3,477	(9,718)
Cash flows from investing activities:
Purchases of property and equipment	(1,811)	(3,791)
Net cash used in investing activities	(1,811)	(3,791)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	—	122,312
Principal payments on revolving credit facility	—	(20,000)
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	2,626	2,658
Other	—	(153)
Net cash provided by financing activities	2,626	104,817
Net increase in cash and cash equivalents	4,292	91,308
Cash and cash equivalents—beginning of period	91,905	20,793
Cash and cash equivalents—end of period	$96,197	$112,101